EXHIBIT 23

                 Consent of Independent Registered Public Accounting Firm


     We consent to the incorporation by reference in the Registration Statements Nos. 333-02943 and 333-142750 on Form S-8 of UCI Medical Affiliates, Inc. of our report dated November 30, 2007, with respect to the consolidated financial statements of UCI Medical Affiliates, Inc. for year ended September 30, 2007, included in this Annual Report on Form 10-K for the year ended September 30, 2007.


/s/ SCOTT MCELVEEN, LLP


Columbia, South Carolina
November 30, 2007